Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports Second Quarter 2022 Financial Results

– Record Q2 Revenue and Profit with Growth Across All Business Lines –
– Continued Momentum in New Project Awards and Proposal Activity –
– Announced Company’s Largest PV & Battery Storage Asset –
– Reiterates FY22 Guidance –

Second Quarter 2022 Financial Highlights:
(All financial result comparisons made are against the prior year period unless otherwise noted)
•Revenues of $577.4 million, up 111%
•Net income attributable to common shareholders of $32.2 million, up 136%
•GAAP EPS of $0.61, up 135%
•Non-GAAP EPS of $0.62, up 82%
•Adjusted EBITDA of $60.3 million, up 75%

FRAMINGHAM, MA – August 1, 2022 - Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended June 30, 2022. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein.
“Ameresco, through dedication and diversification, is pleased to report another quarter of record results, with each of our four business lines posting considerable year-over-year growth. Second quarter revenue more than doubled, led by our Projects business line, which continues to benefit from the diversity and increased scale and complexity of projects in our backlog. We achieved sequential and year-over-year increases in our awarded backlog in the second quarter, reflecting Ameresco’s market share gains as well as the expansion of our addressable market. The combination of rising energy costs, the growing focus by customers on reducing their environmental impact, and the need for comprehensive energy efficient and resilient solutions has driven our bid and proposal activity to record levels in the first half of 2022.

“Together with our partner, Bright Canyon Energy, we signed a 37-year enhanced use lease with the Department of Navy and received approval for a 20-year PPA from the PUC of Hawaii that significantly expands our portfolio of Energy Assets in development. The Kūpono Solar, LLC Asset will represent the largest combined PV and battery asset ever developed and constructed by Ameresco. When complete, this asset will add capacity of 42 megawatts (MW) of clean renewable electricity and 42 MW/168 MWh of battery storage to Hawaiian Electric’s grid on the island of O’ahu. Completion is expected in early 2024. This asset marks the first time we have worked with Bright Canyon Energy Corporation, who will have an equity ownership in the asset,” commented George P. Sakellaris, President and Chief Executive Officer.

Ameresco is providing an update on the progress of the Southern California Edison (SCE) battery energy storage systems (BESS) projects. During the second quarter, we made substantial progress on the projects, achieving a number of key milestones despite Covid, supply chain, and permitting challenges. Approximately two thirds of the batteries for the projects are on site with the balance in transit. We now expect 200 to 300MW of capacity to be in service in September and continue to expect completion by the end of this year.

“Ameresco continued to be recognized by industry experts during the quarter. We were ranked number one in the Guidehouse Insights Energy as a Service (EaaS) Leaderboard report for the second consecutive year and were granted two Platinum Hermes Creative Awards for our continued ESG initiatives,” concluded George P. Sakellaris, President and Chief Executive Officer.

Second Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Total revenue increased 111% with growth across all of the Company's lines of business. Project revenue increased 149% as we continued to execute on the SCE projects while certain other projects progressed ahead of our expectations. Continued growth in our operating energy asset base and increased performance from our existing assets drove Energy Asset revenue up 16%. Other revenue grew 15% with strength in integrated PV sales, and O&M revenue increased over 7%. Gross margin was 14.1%, in line with our expectations, reflecting the impact from the higher revenue contribution from our lower margin SCE design/build projects. Revenue performance combined with the Company’s strong operating leverage enhanced net income to $32.2 million, representing a 136% increase, and Adjusted EBITDA to $60.3 million, a 75% increase. The results for the three months ended June 30, 2022 and 2021 reflect a non-cash downward adjustment of $0.7 million and $4.2 million, respectively, related to non-controlling interest activities.

Working capital increased in-line with our expectations during the quarter due to the execution of our large SCE design/build projects. We collected a milestone payment of $33 million from SCE subsequent to the end of Q2.

(in millions)	2Q 2022			2Q 2021
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$489.1	$15.8	$29.2	$196.3	$10.4	$11.3
Energy Assets	$42.9	$12.9	$24.7	$36.9	$1.1	$20.3
O&M	$21.1	$2.4	$4.0	$19.6	$1.9	$2.4
Other	$24.3	$1.1	$2.4	$21.1	$0.2	$0.3
Total (1)	$577.4	$32.2	$60.3	$273.9	$13.7	$34.4

(1) Net Income represents net income attributable to common shareholders.
(2) Numbers in table may not foot due to rounding.

($ in millions)	At June 30, 2022
Awarded Project Backlog (1)	$1,829
Contracted Project Backlog	$1,003
Total Project Backlog	$2,832

O&M Revenue Backlog	$1,197
Energy Asset Visibility (2)	$1,019
Operating Energy Assets	354 MWe
Ameresco's Ownership of Assets in Development (3)	436 MWe

(1) Customer contracts that have not been signed yet
(2) Estimated contracted revenue and incentives on our operating Energy Assets, which may vary with actual production and future values of certain environmental attributes
(3) Ameresco owned capacity not reflecting partner's minority interest

Project Highlights
In the second quarter of 2022:
•Ameresco was awarded a 6 MW / 6 MWh BESS by the U.S. Army to add a comprehensive energy storage system to the existing 18.6 MW solar renewable energy facility at the Fort Detrick Army Garrison in Frederick, Maryland.
•The Company announced a $102 million energy conservation project and accompanying 25-year O&M service agreement at Joint Base Pearl Harbor-Hickam (JBPHH) Air Force Base in Hawaii.
•Ameresco completed a comprehensive energy and water retrofit project with the Massachusetts College of Art and Design (MassArt) including improved lighting controls, building management system and controls upgrades, steam heating improvements, make up air units and exhaust fans installations, real-time metering – demand response, general building code upgrades and more.

Asset Highlights
In the second quarter of 2022:

•Ameresco continued to grow its Assets in Development, bringing the total to 477 MWe. After subtracting the partner’s minority interests, Ameresco’s owned capacity of Assets in Development is 436 MWe.
•The Company, along with our equity partner Bright Canyon, announced the Kūpono Solar joint venture, a 42 MW photovoltaic solar array and 42 MW/168 MWh lithium-ion battery storage system with a 20-year power purchase agreement (PPA) with Hawaiian Electric.
•Ameresco completed a 6.9 MW DC PV asset for off-taker GlaxoSmithKline (GSK) Consumer Healthcare who will purchase renewable electricity from the asset as part of a 17-year PPA.

Summary and Outlook
“Ameresco continues to deliver record results, while building the foundation for robust long-term growth. With our acknowledged technological expertise and proven track record, we are moving ahead to capture the expanding opportunities on the horizon, with a flexible business model that provides significant visibility,” Mr. Sakellaris noted.

“We are pleased to reiterate our 2022 guidance for year-over-year revenue, Adjusted EBITDA, and Non-GAAP EPS growth of 52%, 34%, and 26%, respectively, at the midpoints of our guidance ranges. We anticipate that Q3 revenue will be slightly greater than that of Q4, and second half 2022 gross margins will be approximately 18%. During 2022, we anticipate placing between 60 and 80 MWe of energy assets in service, while investing approximately $225 million to $275 million of capital, the majority of which we expect to fund with non-recourse debt.” Mr. Sakellaris concluded.

FY 2022 Guidance Ranges
Revenue	$1.83 billion	$1.87 billion
Gross Margin	15.5%	16.5%
Adjusted EBITDA	$200 million	$210 million
Interest Expense & Other	$25 million	$27 million
Effective Tax Rate	13%	17%
Non-GAAP EPS	$1.85	$1.95
The Company’s guidance excludes the impact of any non-controlling interest activity, one-time charges, asset impairment charges, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss second quarter financial results, business and financial outlook and other business highlights. Participants may access the earnings conference call by pre-registering here at least fifteen minutes in advance. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at

www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions delivered to clients throughout North America and Europe. Ameresco’s sustainability services in support of clients’ pursuit of Net-Zero include upgrades to a facility’s energy infrastructure and the development, construction, and operation of distributed energy resources. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,200 employees providing local expertise in the United States, Canada, and Europe. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, capital investments, other financial guidance, statements about our agreement with SCE including the impact of any delays, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without delay; demand for our energy efficiency and renewable energy solutions; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our ability to arrange financing to fund our operations and projects and to comply with covenants in our existing debt agreements; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy and the fiscal health of the government; the ability of customers to cancel or defer contracts included in our backlog; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment particularly given global supply chain challenges; our reliance on third parties for our construction and installation work; the addition of new customers or the loss of existing customers including our reliance on the agreement with SCE for a significant portion of our revenues in 2022; the impact from Covid-19 on our business; global supply chain challenges, component shortages and inflationary pressures; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; cybersecurity incidents and breaches; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (SEC) on March 1, 2022, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 3, 2022, and other SEC filings. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,553	$50,450
Restricted cash	27,079	24,267
Accounts receivable, net	207,990	161,970
Accounts receivable retainage, net	43,444	43,067
Costs and estimated earnings in excess of billings	663,798	306,172
Inventory, net	10,886	8,807
Prepaid expenses and other current assets	23,153	25,377
Income tax receivable	4,299	5,261
Project development costs	16,668	13,214
Total current assets	1,064,870	638,585
Federal ESPC receivable	671,241	557,669
Property and equipment, net	14,000	13,117
Energy assets, net	964,871	856,531
Deferred income tax assets, net	3,646	3,703
Goodwill, net	70,825	71,157
Intangible assets, net	5,532	6,961
Operating lease assets	38,929	41,982
Restricted cash, net of current portion	16,675	12,337
Other assets	34,187	22,779
Total assets	$2,884,776	$2,224,821

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and financing lease liabilities	$82,707	$78,934
Accounts payable	432,695	308,963
Accrued expenses and other current liabilities	41,629	43,311
Current portion of operating lease liabilities	5,953	6,276
Billings in excess of cost and estimated earnings	39,787	35,918
Income taxes payable	1,633	822
Total current liabilities	604,404	474,224
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	698,365	377,184
Federal ESPC liabilities	657,235	532,287
Deferred income tax liabilities, net	8,855	3,871
Deferred grant income	8,099	8,498
Long-term operating lease liabilities, net of current portion	32,642	35,135
Other liabilities	45,691	43,176

	June 30,	December 31,
	2022	2021
Commitments and contingencies
Redeemable non-controlling interests, net	$47,918	$46,182
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 35,935,688 shares issued and 33,833,893 shares outstanding at June 30, 2022, 35,818,104 shares issued and 33,716,309 shares outstanding at December 31, 2021	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2022 and December 31, 2021	2	2
Additional paid-in capital	294,240	283,982
Retained earnings	488,278	438,732
Accumulated other comprehensive loss, net	(4,354)	(6,667)
Treasury stock, at cost, 2,101,795 shares at June 30, 2022 and December 31, 2021	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	766,381	704,264
Non-controlling interest	15,186	—
Total stockholders’ equity	781,567	704,264
Total liabilities, redeemable non-controlling interests and stockholders' equity	$2,884,776	$2,224,821

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$577,397	$273,920	$1,051,399	$526,122
Cost of revenues	496,094	220,598	901,718	425,891
Gross profit	81,303	53,322	149,681	100,231
Selling, general and administrative expenses	38,249	31,882	77,941	60,483
Operating income	43,054	21,440	71,740	39,748
Other expenses, net	5,249	5,450	12,330	9,122
Income before income taxes	37,805	15,990	59,410	30,626
Income tax provision (benefit)	4,932	(1,896)	7,239	309
Net income	32,873	17,886	52,171	30,317
Net income attributable to redeemable non-controlling interests	(657)	(4,231)	(2,571)	(5,488)
Net income attributable to common shareholders	$32,216	$13,655	$49,600	$24,829
Net income per share attributable to common shareholders:
Basic	$0.62	$0.27	$0.96	$0.49
Diluted	$0.61	$0.26	$0.93	$0.48
Weighted average common shares outstanding:
Basic	51,818	51,315	51,781	50,158
Diluted	53,173	52,570	53,407	51,475

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$52,171	$30,317
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets, net	23,978	20,136
Depreciation of property and equipment	1,404	1,637
Gain on contingent consideration	(320)	—
Accretion of ARO liabilities	72	57
Amortization of debt discount and debt issuance costs	2,036	1,477
Amortization of intangible assets	1,020	161
Provision for bad debts	244	6
Equity in earnings of unconsolidated entity	(989)	—
Net loss from derivatives	555	1,225
Stock-based compensation expense	7,206	2,115
Deferred income taxes, net	3,606	335
Unrealized foreign exchange loss (gain)	467	(32)
Changes in operating assets and liabilities:
Accounts receivable	(44,334)	15,230
Accounts receivable retainage	(458)	(6,211)
Federal ESPC receivable	(113,478)	(125,146)
Inventory, net	(2,080)	(224)
Costs and estimated earnings in excess of billings	(358,603)	(8,893)
Prepaid expenses and other current assets	(1,629)	2,445
Project development costs	(1,332)	760
Other assets	(10,020)	(3,691)
Accounts payable, accrued expenses and other current liabilities	126,783	(22,941)
Billings in excess of cost and estimated earnings	4,073	(8,174)
Other liabilities	18	(207)
Income taxes receivable, net	1,767	3,135
Cash flows from operating activities	(307,843)	(96,483)
Cash flows from investing activities:
Purchases of property and equipment	(2,525)	(1,484)
Capital investment in new energy assets	(124,924)	(97,891)
Capital investment in major maintenance of energy assets	(4,838)	(6,376)
Cash flows from investing activities	(132,287)	(105,751)
Cash flows from financing activities:
Proceeds from equity offering, net of offering costs	—	120,081
Payments of debt discount and debt issuance costs	(2,756)	(1,162)
Proceeds from exercises of options and ESPP	2,814	3,263
Proceeds from (payments on) senior secured revolving credit facility, net	120,000	(28,073)
Proceeds from long-term debt financings	307,911	64,854
Proceeds from Federal ESPC projects	121,731	70,159
Proceeds for (payments on) energy assets from Federal ESPC	4,651	(117)
Contributions from non-controlling interest	12,919	—
(Distributions to) proceeds from redeemable non-controlling interests, net	(561)	1,583
Payments on long-term debt and financing leases	(101,035)	(33,664)
Cash flows from financing activities	465,674	196,924
Effect of exchange rate changes on cash	(1,291)	315
Net increase (decrease) in cash, cash equivalents, and restricted cash	24,253	(4,995)
Cash, cash equivalents, and restricted cash, beginning of period	87,054	98,837
Cash, cash equivalents, and restricted cash, end of period	$111,307	$93,842

Non-GAAP Financial Measures (In thousands) (Unaudited)

	Three Months Ended June 30, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$15,786	$12,886	$2,428	$1,116	$32,216
Impact from redeemable non-controlling interests	—	657	—	—	657
Plus (less): Income tax provision (benefit)	5,680	(2,300)	1,056	496	4,932
Plus: Other expenses, net	3,719	1,278	104	148	5,249
Plus: Depreciation and amortization	723	11,887	286	388	13,284
Plus: Stock-based compensation	3,110	273	134	158	3,675
Plus: Restructuring and other charges	143	—	26	72	241
Adjusted EBITDA	$29,161	$24,681	$4,034	$2,378	$60,254
Adjusted EBITDA margin	6.0%	57.5%	19.2%	9.8%	10.4%

	Three Months Ended June 30, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$10,379	$1,146	$1,932	$198	$13,655
Impact from redeemable non-controlling interests	—	4,231	—	—	4,231
Less: Income tax benefit	(1,080)	(422)	(73)	(321)	(1,896)
Plus: Other expenses (income), net	316	5,172	5	(43)	5,450
Plus: Depreciation and amortization	624	9,938	433	340	11,335
Plus: Stock-based compensation	966	182	97	104	1,349
Plus: Restructuring and other charges	133	25	12	64	234
Adjusted EBITDA	$11,338	$20,272	$2,406	$342	$34,358
Adjusted EBITDA margin	5.8%	54.9%	12.3%	1.6%	12.5%

	Six Months Ended June 30, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$25,946	$16,756	$5,058	$1,840	$49,600
Impact from redeemable non-controlling interests	—	2,571	—	—	2,571
Plus (less): Income tax provision (benefit)	8,979	(4,084)	1,448	896	7,239
Plus: Other expenses, net	5,143	6,737	219	231	12,330
Plus: Depreciation and amortization	1,574	23,372	621	835	26,402
Plus: Stock-based compensation	6,044	559	286	317	7,206
Plus: Restructuring and other charges	(12)	(26)	12	58	32
Adjusted EBITDA	$47,674	$45,885	$7,644	$4,177	$105,380
Adjusted EBITDA margin	5.4%	56.4%	18.5%	9.0%	10.0%

	Six Months Ended June 30, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$14,471	$6,737	$3,208	$413	$24,829
Impact from redeemable non-controlling interests	—	5,488	—	—	5,488
(Less) plus: Income tax (benefit) provision	(134)	(86)	138	391	309
Plus: Other expenses, net	1,378	7,521	30	193	9,122
Plus: Depreciation and amortization	1,200	19,116	922	696	21,934
Plus: Stock-based compensation	1,515	282	153	165	2,115
Plus: Restructuring and other charges	153	30	34	65	282
Adjusted EBITDA	$18,583	$39,088	$4,485	$1,923	$64,079
Adjusted EBITDA margin	4.9%	55.7%	11.8%	4.7%	12.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$32,216	$13,655	$49,600	$24,829
Adjustment for accretion of tax equity financing fees	(27)	(30)	(54)	(61)
Impact from redeemable non-controlling interests	657	4,231	2,571	5,488
Plus: Restructuring and other charges	241	234	32	282
Less: Income tax effect of Non-GAAP adjustments	(63)	(61)	(9)	(73)
Non-GAAP net income	33,024	18,029	52,140	30,465

Diluted net income per common share	$0.61	$0.26	$0.93	$0.48
Effect of adjustments to net income	0.01	0.08	0.05	0.11
Non-GAAP EPS	$0.62	$0.34	$0.98	$0.59

Adjusted cash from operations:
Cash flows from operating activities	$(31,721)	$(57,759)	$(307,843)	$(96,483)
Plus: proceeds from Federal ESPC projects	56,943	36,639	121,731	70,159
Adjusted cash from operations	$25,222	$(21,120)	$(186,112)	$(26,324)

Other Financial Measures (In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
New contracts and awards:
New contracts	$148,600	$188,000	$375,300	$261,000
New awards (1)	$223,100	$97,000	$661,100	$372,000
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2022
	Low	High
Operating income(1)	$137 million	$145 million
Depreciation and amortization	$52 million	$53 million
Stock-based compensation	$11 million	$12 million
Adjusted EBITDA	$200 million	$210 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, energy asset impairment, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, impact from redeemable non-controlling interests, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset impairment, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.